Exhibit 99.1

BOQI International Medical Enters into Securities Purchase Agreement

New York, May 19, 2020 (GLOBE NEWSWIRE) -- BOQI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”) today announced that it has entered into a securities purchase agreement (the “SPA”) with two institutional investors to sell a new series of senior secured convertible notes of the Company in a private placement, in the aggregate principal amount of up to $6,550,000. The offering is subject to customary closing conditions and is expected to close on or about May 22, 2020.

Pursuant to the SPA, two convertible notes in an aggregate original principal amount of $ 4,450,000 will be issued to the investors, together with the issuance of warrants to acquire common stock of the Company.  Each note has a face amount of $2,225,000, for which each holder will pay $1,750,000 in cash. Additional convertible notes in an aggregate original principal amount not to exceed $2,100,000 may also be issued to the investors under the SPA at a later date under certain circumstances. The convertible notes are being sold with an original issue discount and do not bear interest except upon the occurrence of an event of default.

The convertible notes are convertible at any time after the receipt of stockholder approval of their issuance, at the option of the holders, into shares of common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $2.59. Commencing on the six month anniversary of the closing date, the convertible notes will amortize in stock, subject to the satisfaction of certain equity conditions, or, at our option, in cash. Amortization of the convertible note in stock will be consummated at an amortization conversion price with a 22% discount to the lowest volume weighted average price in the prior 10 trading days, subject to a floor of $0.554. The convertible notes mature in 18 months, and the principal amount is payable in equal installments beginning on the six-month anniversary of the issuance date and each month thereafter until the maturity date. If the Company satisfies certain conditions it may convert the installment amount into shares of its common stock.

In connection with the issuance of the convertible notes, the Company issued the investors warrants to purchase an aggregate of 1,300,000 shares of common stock. The warrants are exercisable an exercise price of $2.854 at any time or times after  stockholder approval is obtained.

FT Global Capital Inc. acted as the exclusive placement agent for the offering.

About BOQI International Medical Inc.

BOQI International Medical Inc. (formerly known as NF Energy Saving Corporation) (NASDAQ: BIMI) was founded in 2006. In February 2019, the Board of Directors of the company was reorganized following efforts led by Mr. Yongquan Bi, the company’s new Chairman, with a renewed focus on the health industry. The company is now transforming from a provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to a health service provider. BOQI International Medical Inc. offers a broad range of healthcare products and related services.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

IR Contact:

Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803
Email: BIMI@dgipl.com